Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Jeff Scipta	+1 312 861 5930

JBT Corporation Reports Second-Quarter 2018 Results
Posts Double Digit Growth in Revenue, Earnings, and Order Rates

Second-Quarter 2018 Highlights:

◦	Revenue of $491 million, up 27 percent from the second quarter of 2017, including an 8 percent benefit associated with the new ASC 606 revenue recognition standard

◦	Operating income of $42 million, including an $8.5 million restructuring expense

◦	Total segment operating profit of $62 million, up 48 percent, including an 18 percent benefit from ASC 606

◦	Inbound orders of $530 million, ahead 27 percent

CHICAGO, July 25, 2018-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the second quarter of 2018.
“JBT posted better than expected revenue growth and margin expansion as well as record orders in the second quarter, putting us on track to deliver double-digit growth in revenue and adjusted earnings for full-year 2018,” said Tom Giacomini, Chairman, President and Chief Executive Officer.
Second quarter 2018 revenue increased 27 percent from the second quarter of 2017, including growth of 14 percent organically and 4 percent from acquisitions, a 1 percent foreign exchange benefit, and an 8 percent benefit from the new revenue recognition standard, ASC 606, adopted January 1, 2018.
Second quarter 2018 operating income of $42.2 million - which included a restructuring expense of $8.5 million - increased 44 percent from the year-ago period. Total segment operating profit of $62.1 million increased 48 percent, including 18 percent from ASC 606. Segment operating profit margins expanded 170 basis points year over year and 540 basis points sequentially.
Diluted earnings per share from continuing operations was $1.04 for the second quarter of 2018 compared to $0.57 for the second quarter of 2017. Adjusted diluted earnings per share from continuing operations was $1.24 for the second quarter of 2018 excluding the restructuring expense. Second quarter 2018 results included a $0.17 per share benefit from ASC 606 and a $0.15 per share discrete tax benefit associated with accounting rules for stock compensation costs.

Orders and Backlog
For the second quarter of 2018, inbound orders of $530 million increased 27 percent, with record levels at both FoodTech and AeroTech. Backlog expanded 15 percent.
Restructuring
In the second quarter of 2018, JBT recorded a restructuring expense of $8.5 million, part of the previously announced $50 million improvement program to unlock the benefits of the Company’s expanded global scale.
Acquisitions

On July 12, JBT announced the acquisition of FTNON, a leading provider of equipment and solutions for the fresh produce, ready meals, and pet food markets. “We are pleased to add additional, complementary capabilities to JBT’s customer relationships,” stated Giacomini. “Moreover, FTNON provides entry into the fast-growing market for ready-to-eat fresh produce and offers labor-saving robotic technology we plan to apply across the protein and liquid food segments of the food industry.”

2018 Outlook

For full-year 2018, JBT maintains projected diluted earnings per share from continuing operations of $2.80 - $3.00, or $3.95 - $4.15 adjusted for restructuring charges, while absorbing the $0.07 per share dilutive impact from the acquisition of FTNON.

For the third quarter of 2018, the Company expects similar results to the second quarter, absent the discrete tax benefit.

Second-Quarter 2018 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EDT on Thursday, July 26, 2018 to discuss second-quarter 2018 financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 4278196, or through the Investor Relations link on our website at www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EDT on July 26, 2018.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,900 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$491.3	$386.1	$900.5	$730.6
Cost of sales	351.0	271.3	656.6	518.2

Gross profit	140.3	114.8	243.9	212.4
Gross profit %	28.6%	29.7%	27.1%	29.1%

Selling, general and administrative expense	81.5	77.3	158.4	148.1
Research and development expense	7.1	6.4	15.0	12.7
Restructuring expense	8.5	0.6	21.2	1.0
Other expense, net	1.0	1.1	1.2	1.0

Operating income	42.2	29.4	48.1	49.6
Operating income %	8.6%	7.6%	5.3%	6.8%

Other (expense) income, net	(0.4)	0.3	(0.6)	0.6
Interest expense, net	(3.4)	(3.3)	(7.1)	(6.7)
Income from continuing operations before income taxes	38.4	26.4	40.4	43.5
Provision for income taxes	4.9	8.1	5.3	7.6
Income from continuing operations	33.5	18.3	35.1	35.9
Gain (loss) from discontinued operations, net of taxes	0.1	(0.4)	(0.3)	(0.6)
Net income	$33.6	$17.9	$34.8	$35.3

Basic earnings per share:
Income from continuing operations	$1.05	$0.57	$1.10	$1.16
Loss from discontinued operations	—	(0.01)	(0.01)	(0.02)
Net income	$1.05	$0.56	$1.09	$1.14

Diluted earnings per share:
Income from continuing operations	$1.04	$0.57	$1.09	$1.14
Loss from discontinued operations	—	(0.01)	(0.01)	(0.02)
Net income	$1.04	$0.56	$1.08	$1.12

Weighted average shares outstanding
Basic	31.9	31.9	31.9	31.0
Diluted	32.1	32.3	32.3	31.4

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Income from continuing operations as reported	$33.5	$18.3	$35.1	$35.9

Non-GAAP adjustments:
Restructuring expense	8.5	0.6	21.2	1.0

Impact on tax provision from Non-GAAP adjustments(1)	(2.2)	(0.2)	(5.4)	(0.3)

Adjusted income from continuing operations	$39.8	$18.7	$50.9	$36.6

Income from continuing operations as reported	$33.5	$18.3	$35.1	$35.9
Total shares and dilutive securities	32.1	32.3	32.3	31.4
Diluted earnings per share from continuing operations	$1.04	$0.57	$1.09	$1.14

Adjusted income from continuing operations	$39.8	$18.7	$50.9	$36.6
Total shares and dilutive securities	32.1	32.3	32.3	31.4
Adjusted diluted earnings per share from continuing operations	$1.24	$0.58	$1.58	$1.17

(1) Impact on tax provision was calculated using the Company’s annual effective tax rate of 25.63% and 31.17%, for 2018 and 2017, respectively.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$33.6	$17.9	$34.8	$35.3

Gain (loss) from discontinued operations, net of taxes	0.1	(0.4)	(0.3)	(0.6)

Income from continuing operations as reported	33.5	18.3	35.1	35.9

Provision for income taxes	4.9	8.1	5.3	7.6
Net interest expense	3.4	3.3	7.1	6.7
Depreciation and amortization	14.1	12.9	27.8	25.1

EBITDA	55.9	42.6	75.3	75.3

Restructuring expense	8.5	0.6	21.2	1.0

Adjusted EBITDA	$64.4	$43.2	$96.5	$76.3

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2018

Diluted earnings per share from continuing operations	$2.80- $3.00

Non-GAAP adjustments:
Restructuring expense (1)	1.55

Impact on tax provision from Non-GAAP adjustments(2)	(0.40)

Adjusted diluted earnings per share from continuing operations	$3.95 - $4.15

(1) Restructuring expense is estimated to be approximately $50.0 million for full year of 2018. We have used the mid-point of the full year estimate in the table above. These amounts have been divided by our estimate of 32.2 million total shares and dilutive securities to derive the earnings per share value.

(2) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these restructuring costs of 26.0%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
JBT FoodTech	$361.6	$278.9	$665.2	$520.5
JBT AeroTech	129.5	107.1	235.1	210.0
Other revenue and intercompany eliminations	0.2	0.1	0.2	0.1
Total revenue	$491.3	$386.1	$900.5	$730.6

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$47.4	$31.1	$68.9	$51.6
JBT FoodTech segment operating profit %	13.1%	11.2%	10.4%	9.9%

JBT AeroTech	14.7	10.8	22.6	20.4
JBT AeroTech segment operating profit %	11.4%	10.1%	9.6%	9.7%

Total segment operating profit(2)	62.1	41.9	91.5	72.0
Total segment operating profit %	12.6%	10.9%	10.2%	9.9%

Corporate expense(1)	(11.4)	(11.9)	(22.2)	(21.4)
Restructuring expense	(8.5)	(0.6)	(21.2)	(1.0)

Operating income	$42.2	$29.4	$48.1	$49.6
Operating income %	8.6%	7.6%	5.3%	6.8%

Other business segment information

Inbound Orders
JBT FoodTech	$349.9	$283.0	$670.6	$600.9
JBT AeroTech	180.3	135.1	301.6	221.4
Intercompany eliminations/other	0.1	—	0.1	0.1
Total inbound orders	$530.3	$418.1	$972.3	$822.4

			As of June 30,
			2018	2017
Order Backlog
JBT FoodTech			$440.6	$427.3
JBT AeroTech			330.7	242.7
Total order backlog			$771.3	$670.0

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency-related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$36.3	$34.0
Trade receivables, net	318.7	316.4
Inventories	270.5	190.2
Other current assets	59.7	48.0
Total current assets	685.2	588.6

Property, plant and equipment, net	234.8	233.0
Other assets	559.1	569.8
Total assets	$1,479.1	$1,391.4

Short-term debt and current portion of long-term debt	$0.1	$10.5
Accounts payable, trade and other	162.1	157.1
Advance and progress payments	206.9	127.6
Other current liabilities	147.0	146.2
Total current liabilities	516.1	441.4

Long-term debt, less current portion	437.2	372.7

Accrued pension and other postretirement benefits, less current portion	71.5	85.9
Other liabilities	43.7	49.5

Common stock and additional paid-in capital	230.6	248.5
Retained earnings	333.8	333.7
Accumulated other comprehensive loss	(153.8)	(140.3)
Total stockholders' equity	410.6	441.9
Total liabilities and stockholders' equity	$1,479.1	$1,391.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended June 30,
	2018	2017

Cash flows from operating activities:
Income from continuing operations	$35.1	$35.9

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	27.8	25.1
Other	(0.2)	6.1

Changes in operating assets and liabilities:
Trade accounts receivable, net	(23.7)	(13.2)
Inventories	(47.2)	(39.9)
Accounts payable, trade and other	9.2	(4.0)
Advance and progress payments	55.5	10.6
Other - assets and liabilities, net	(41.4)	(18.6)

Cash provided by continuing operating activities	15.1	2.0

Cash required by discontinued operating activities	(0.6)	(0.6)

Cash provided by operating activities	14.5	1.4

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(18.8)	(62.1)
Capital expenditures	(18.7)	(17.5)
Other	1.2	1.1

Cash required by investing activities	(36.3)	(78.5)

Cash flows provided by financing activities:
Net proceeds (payments) on credit facilities	55.1	(99.2)
Dividends	(6.6)	(6.4)
Purchase of treasury stock	(12.0)	—
Proceeds from stock issuance, net of stock issuance costs	—	184.1
Other	(10.6)	(9.5)

Cash provided by financing activities	25.9	69.0

Effect of foreign exchange rate changes on cash and cash equivalents	(1.8)	1.2

Increase (decrease) in cash and cash equivalents	2.3	(6.9)

Cash and cash equivalents, beginning of period	34.0	33.2

Cash and cash equivalents, end of period	$36.3	$26.3